Exhibit 10.3

UNITED COMMUNITY FINANCIAL CORP.

2007 LONG TERM INCENTIVE PLAN

2014 PERFORMANCE SHARE UNITS GRANT AGREEMENT

This Performance Share Unit Grant Agreement (this “Agreement”) is made and entered into as of                      , 2014, (the “Grant Date”) by and between United Community Financial Corp., (the “Company”) and                  (the “Grantee”).

WHEREAS, the Company has adopted the United Community Financial Corp. 2007 Long Term Incentive Plan (the “Plan”) pursuant to which Performance Share Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Performance Share Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Target Award and Performance Period. The Company hereby grants to the Grantee                  Performance Share Units (the “Target Award”). Each Performance Share Unit (“PSU”) represents the right to receive one Common Share, subject to the terms and conditions set forth in this Agreement and the Plan. The actual number of Common Shares that the Grantee earns for the Performance Period will be determined by the level of achievement of the Performance Goals in accordance with Section 2, and is referred to in this Agreement as the “Actual Award.” Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

The “Performance Period” shall be the period commencing on January 1, 2014, and ending on December 31, 2016.

2. Performance Goals and Average Compensation.

The Actual Award that shall vest and be payable in Common Shares to the Grantee for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goals listed below and the amount of the Grantee’s average base salary for the Performance Period. All determinations of whether Performance Goals have been achieved, the adjustments attributed to changes in average base salary, the Actual Award earned by the Grantee, and all other matters related to this Section 2 shall be made by the Committee in its sole discretion.

Promptly following completion of the Performance Period (and no later than sixty (60) days following the end of the Performance Period), the Committee will review and certify in writing (a) whether, and to what extent, the Performance Goals for the Performance Period have been achieved, and (b) the number of Common Shares that the Grantee shall earn, if any, subject to compliance with the requirements of Section 3. Such certification shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

Peer Group:

The “Peer Group” includes the following eighteen (18) organizations:

BankFinancial Corp (BFIN)	Horizon Bancorp. (HBNC)
ESB Financial Corporation (ESBF)	Lakeland Financial Corporation (LKFN)
Farmers National Banc Corp (FMNB)	LCNB Bancorp Inc. (LCNB)
Farmers & Merchants Bancorp (FMAO)	LNB Bancorp Inc. (LNBB)
First Busey (BUSE)	MainSource Financial Group, Inc. (MSFG)
First Defiance Financial Corp. (FDEF)	Mutualfirst Financial Inc. (MFSF)
First Financial Corporation (THFF)	Peoples Bancorp Inc. (PEBO)
First Mid-Illinois Bancshares (FMBH)	QCR Holdings, Inc. (QCRH)
German American Bancorp Inc. (GABC)	TriState Capital Holdings Inc. (TSC)

The Committee maintains discretion to amend, modify and replace one or more members of the Peer Group when events warrant, such as in the event that a peer group member ceases to be a reporting company or is acquired and in other similar circumstances.

Performance Measures, Weightings, Goals, and Payout Calibration:

The performance measures are:

•	3-year average ROE will be weighted 33% and be evaluated relative to Peer Group performance;

•	3-year cumulative Net Income will be weighted 33% and be evaluated relative to the Company’s strategic plan goals; and

•	3-year relative Total Shareholder Return (TSR) will be weighted 34% and be evaluated relative to the Peer Group.

The table below sets forth the three performance measures, their respective weighting, how performance on each measure will be evaluated (relative to peers or relative to plan) and the goals for threshold performance, target performance and superior performance. Achievement of the target performance goal will result in 100% of target payout for the respective measure, while achievement of the superior performance goal will result in 150% of the target payout for the measure. Payouts for performance between threshold and target, or between target and superior, will be interpolated.

Performance-Payout Table:

		Evaluated	Performance Goals
Performance Measure	Weight	vs.	Threshold	Target	Superior
3-year Average ROE	33%	Peers	25th %ile	50th %ile	75th %ile
3-year Cumulative Net Income	33%	Strategic Plan	75% of Plan	100% of Plan	125% of Plan
3-year Total Shareholder Return (rTSR)	34%	Peers	25th %ile	50th %ile	75th %ile

Payout for Performance Level (% of Target Opportunity)[1]:			0%	100%	150%

[1]	Note that payouts will be interpolated for performance between discrete points. For example, performance at the 65th percentile of the Peer Group will result in a payout of 130% of target for the measure; performance at the 30th percentile of peers will result in a payout of 20% of target.

Definitions:

•	3-year Average ROE: Return on average equity, averaged over 12 quarters from 1Q14 through 4Q16

•	3-year Cumulative Net Income: Cumulative GAAP Net Income excluding extraordinary items for the Performance Period;

•	Total Shareholder Return: stock price appreciation, plus reinvested dividends

The Committee maintains flexibility and discretion to adjust measure definitions, if such adjustments ensure a more accurate comparison relative to the Peer Group and/or more appropriately reflect the goals of the Plan and the Company’s compensation philosophy.

3. Vesting of PSUs. The PSUs are subject to forfeiture until they vest. Except as otherwise provided herein, the PSUs will vest and become nonforfeitable on the date in 2017 of the performance certification subject to (a) the achievement of the minimum threshold Performance Goals for payout set forth in Section 2, and (b) the Grantee’s Continuous Service from the Grant Date through performance certification date. The Actual Award earned upon PSU vesting shall be determined by the Committee as provided in Section 2 and shall be rounded to the nearest whole Common Share. “Continuous Service” means that the Grantee’s service with the Company as an Employee is not terminated.

4. Termination of Continuous Service.

4.1 Except as otherwise expressly provided in this Agreement, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her PSUs have vested, the Grantee’s unvested PSUs shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

4.2 Notwithstanding Section 4.1:

(a) If the Grantee’s Continuous Service terminates during the Performance Period as a result of the Grantee’s death, Disability or Retirement, all of the outstanding PSUs will vest in accordance with Section 3, and further provided that the amount to be paid shall be determined in the manner set forth in Sections 2, as if the Grantee’s Continuous Service had not terminated; and

(b) If the Grantee’s Continuous Service terminates during the Performance Period as a result of, termination by the Company without Cause, or termination by the Grantee for Good Reason, a pro-rata portion of the outstanding PSUs shall vest in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36, and further provided that the amount to be paid shall be determined in the manner set forth in Section 2.

“Good Reason” means the definition of “Good Reason” set forth in the Grantee’s employment agreement, or in the absence thereof, “Good Reason” means:

(a) a material reduction in the Grantee’s rate of base salary; or

(b) the Company changes by fifty (50) miles or more the principal location in which the Grantee is required to perform services; or

(c) the Company terminates, materially amends or materially restricts the Grantee’s participation in, any equity, bonus or equity-based compensation plans or qualified or supplemental retirement plans so that, when considered in the aggregate with any substitute plan or plans, the plans in which the Grantee is participating materially fail to provide him or her with a level of benefits provided in the aggregate by such plans prior to such termination or amendment; or

(d) the Company materially breaches the provisions of this Agreement.

A termination of the Grantee’s employment shall not be deemed to be for Good Reason unless (i) the Grantee gives notice to the Company of the existence of the event or condition constituting Good Reason within thirty (30) days after such event or condition initially occurs or exists, (ii) the Company fails to cure such event or condition within thirty (30) days after receiving such notice, and (iii) the Grantee’s termination occurs not later than ninety (90) days after such event or condition initially occurs or exists, in each case without the Grantee’s written consent.

5. Effect of a Change in Control. If there is a Change in Control during the Performance Period, all outstanding PSUs shall be earned and vest at Target Award levels for open years in the Performance period and in the manner set forth in Section 2 for any closed years in the Performance Period, on the effective date of the Change in Control and shall be paid no later than sixty (60) days following the effective date of such Change in Control.

6. Payment of PSUs. Payment in respect of the PSUs earned for the Performance Period shall be made in Common Shares and shall be issued to the Grantee as soon as practicable following the later of the vesting date or the end of the Performance Period and in any event not later than two and one-half (2-1/2) months following the end of the year in which the vesting date or the end of the Performance Period occurs. The Company shall (a) issue and deliver to the Grantee the number of Common Shares equal to the number of vested PSUs, and (b) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the Common Shares delivered to the Grantee.

7. Transferability. Subject to any exceptions set forth in this Agreement or the Plan, the PSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, and upon any such transfer by will or the laws of descent and distribution, the transferee shall hold such PSUs subject to all of the terms and conditions that were applicable to the Grantee immediately prior to such transfer.

8. Rights as Shareholder; Dividend Equivalents.

8.1 The Grantee shall not have any rights of a shareholder with respect to the Common Shares underlying the PSUs, including voting rights. Notwithstanding the foregoing, dividends on the Common Shares underlying the PSUs, if any, paid prior to the certification date, whether in cash or in the form of additional Company Common Shares, shall accrue and be deferred and subject to forfeiture if the PSUs granted hereby do not vest with the Grantee on the performance certification date; then paid in cash or shares as applicable, subject to adjustment based upon the Actual Award paid to the Grantee.

8.2 Upon and following the vesting of the PSUs and the issuance of Common Shares, the Grantee shall be the record owner of the Common Shares underlying the PSUs unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting and dividend rights).

9. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

10. Adjustments. On any change in the number or kind of outstanding Common Shares of the Company by reason of recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or Common Shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of PSUs subject to this Agreement as it considers appropriate for the protection of the Company and of the Grantee.

11. Tax Liability and Withholding.

11.1 The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Common Shares and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the Common Shares; provided, however, that no Common Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c) delivering to the Company previously owned and unencumbered Common Shares.

11.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Common Shares or the subsequent sale of any shares, and (b) does not commit to structure the Common Shares to reduce or eliminate the Grantee’s liability for Tax-Related Items.

12. Compliance with Law. The issuance and transfer of Common Shares in connection with the PSUs shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Shares may be listed. No Common Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Ohio without regard to conflict of law principles.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

16. PSUs Subject to Plan. The Performance Share Units are in all respects subject to the terms, conditions and provisions of the Agreement and the Plan.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the PSUs in this Agreement does not create any contractual right or other right to receive any PSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

20. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the PSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

21. Section 162(m). All payments under this Agreement are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. This Award shall be construed and administered in a manner consistent with such intent.

22. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

23. No Impact on Other Benefits. The value of the Grantee’s PSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

24. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

25. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the PSUs subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the PSUs or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

United Community Financial Corp.

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